UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 22, 2024

ARC DOCUMENT SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32407	20-1700361
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12657 Alcosta Blvd., Suite 200, San Ramon California	94583
(Address of Principal Executive Officer)	(Zip Code)

(925) 949-5100
(Registrant telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Introduction

As previously disclosed, ARC Document Solutions, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Agreement”), dated as of August 27, 2024 with TechPrint Holdings, LLC, a Delaware limited liability company (“Parent”), and TechPrint Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”, and together with Parent, the “Buyer Parties”) (such Agreement, as amended by Amendment No. 1 to the Merger Agreement, dated September 10, 2024, by and among the Company and the Buyer Parties (the “Merger Agreement Amendment”), the “Merger Agreement”). On November 22, 2024 (the “Closing Date”), upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law (the “DGCL”), Merger Sub merged with and into the Company, with the Company surviving such merger as the surviving corporation (the “Surviving Corporation,” and such merger, the “Merger”). Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

Item 1.01.	Entry into a Material Definitive Agreement.

On November 22, 2024, Parent, Merger Sub, the Company (upon the consummation of the Merger, the “Borrower”), certain financial institutions party thereto (collectively, the “Lenders”) and U.S. Bank National  Association, as administrative agent, lender under a swing line of credit and issuer of letters of credit, entered into a  Credit Agreement (the “Credit Agreement”), pursuant to which the Lenders committed to provide, on the terms and subject to the conditions set forth in the Credit Agreement, senior secured credit facilities consisting of a revolving line of credit of up to $60,000,000 (only $35 million of which may be drawn on the Closing Date) and a term loan of $125,000,000. The proceeds of the revolving credit facility and the term loan will be utilized to pay a portion of the consideration for the Merger, to pay certain fees and expenses in connection with the credit facility and the transactions relating to the Merger, to refinance the existing indebtedness of the Borrower and its subsidiaries and to satisfy the ongoing working capital needs of the Borrower and its subsidiaries.

Interest on the loans will be payable at the rate equal to Adjusted Term SOFR (Term SOFR plus a credit adjustment spread of 0.10%) plus the applicable Term SOFR Margin set forth below, which shall be determined based upon the Net Leverage Ratio, or the Base Rate (determined using the prime rate of U.S. Bank National Association), plus the applicable Base Rate Margin set forth below determined based upon Net Leverage Ratio.

Net Leverage Ratio	Term SOFR Margin	Base Rate Margin
> 4.00:1.00	4.25%	3.25%
<4.00:1.00 > 3.50:1.00	4.00%	3.00%
<3.50:1.00 > 3.00:1.00	3.75%	2.75%
<3.00:1.00 > 2.50:1.00	3.50%	2.50%
< 2.00:1.00	3.25%	2.25%

The loans will be guaranteed on a joint and several basis by Parent and all of the existing and future direct and indirect material domestic subsidiaries of Parent after giving effect to the Merger. The loans will be secured by a first-priority security interest, subject to permitted liens and other agreed upon exceptions, on substantially all of the assets of Parent, and each subsidiary guarantor, including the pledge of all equity interests (other than any equity interest in UNIS Document Solutions Co, Ltd and its subsidiary).

The loans under the Credit Agreement mature on November 22, 2029.  The revolving loans are repayable on the maturity date. The term loan is repayable in quarterly installments equal to 1.25% of the principal amount of the term loan.  The Borrower is required to prepay the loans on an annual basis in an amount equal to a percentage (determined based upon the net leverage for such fiscal year) of excess cash flow.

The Credit Agreement also contains reporting requirements, events of default and other customary covenants (including affirmative, negative and financial covenants) and mandatory prepayment provisions.

The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Credit Agreement, which is attached as exhibit 10.1 hereto.

Item 1.02.	Termination of a Material Definitive Agreement.

On November 22, 2024, in connection with the completion of the Merger, the Company prepaid in full all amounts owing and terminated all lending commitments under the Credit Agreement, dated as of April 22, 2021, as amended, by and among, ARC LLC, the lenders and other parties thereto, U.S. Bank National Association, as administrative agent, L/C issuer, and swing line lender. (as supplemented, amended or otherwise modified from time to time, the “ARC Credit Agreement”). In connection with the repayment and termination of the ARC Credit Agreement, the Company paid its remaining obligation equal to $18,783.19.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

Closing of the Merger

On the Closing Date, Parent completed the acquisition of the Company. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, $0.001 par value per share, of the Company (the “Company Common Stock”) issued and outstanding as of immediately prior to the Effective Time (other than shares that are (i) held by the Company or its subsidiaries as treasury stock or otherwise, (ii) owned by Parent immediately prior to the Effective Time of the Merger, (iii) held by members of the Acquisition Group to be contributed to Parent immediately prior to the Effective Time in exchange for common units of Parent (“Rollover Shares”), (iv) issued to certain members of the Acquisition Group under the Company’s 2021 Incentive Plan, 2014 Stock Incentive Plan and 2005 Stock Plan (in each case as amended and as in effect from time to time, the “Company Stock Plans”), which equity awards were settled, pursuant to the Merger Agreement, in shares of Company Common Stock that such members of the Acquisition Group agreed to contribute to Parent immediately prior to the Effective Time in exchange for common units of Parent (“Rollover Equity Awards”), and (v) shares of Company Common Stock held by stockholders who properly and validly exercised their statutory rights of appraisal in respect of such shares in accordance with Section 262 of the DGCL) (such shares “Dissenting Shares” and, together with (i)-(iv), the “Excluded Shares”)) was cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $3.40 per share, payable to the holder thereof, without interest thereon (the “Merger Consideration”). For purposes of this Current Report on Form 8-K, the term “Acquisition Group” means Kumarakulasingam Suriyakumar, Chairman and Chief Executive Officer of the Company, Dilantha Wijesuriya, President and Chief Operating Officer of the Company, Jorge Avalos, Chief Financial Officer of the Company, Rahul Roy, Chief Technology Officer of the Company, Sujeewa Sean Pathiratne, a private stockholder of the Company, the Suriyakumar Family Trust, the Shiyulli Suriyakumar 2013 Irrevocable Trust and the Seiyonne Suriyakumar 2013 Irrevocable Trust, collectively. Further, for purposes of this Current Report on Form 8-K, the term “Rollover Stockholder” refers to a member of the Acquisition Group.

In addition, pursuant to the Merger Agreement:

(i)           at the Effective Time, each Company Option, whether vested or unvested, that had an exercise price per share of Company Common Stock that was equal to or greater than the Merger Consideration was cancelled without the payment of consideration;

(ii)        at the Effective Time, each Company Option, whether vested or unvested, that had an exercise price per share of Company Common Stock that was less than the Merger Consideration (each, an “In-the-Money Company Option”) that was not held by a Rollover Stockholder was converted into the right to receive an amount in cash equal to the Option Spread, less applicable Taxes and authorized deductions;

(iii)         immediately prior to the Effective Time, each In-the-Money Company Option, whether vested or unvested, that was held by a Rollover Stockholder was cancelled and converted into the right to receive a number of shares of Company Common Stock equal to the quotient of (i) the applicable Option Spread for such Company Option, less applicable taxes and authorized deductions, divided by (ii) the Merger Consideration, rounded down to the nearest whole share;

(iv)       immediately prior to the Effective Time, each Company RSA held by a Rollover Stockholder was cancelled and converted into a number of shares of Company Common Stock equal to the quotient of (i) the number of shares of Company Common Stock covered thereby multiplied by the Merger Consideration, less applicable Taxes and authorized deductions, divided by (ii) the Merger Consideration, rounded down to the nearest whole share; and

(v)          at the Effective Time, each Company RSA that is not held by a Rollover Stockholder will be cancelled and converted into the right to receive a cash payment equal to the product of (i) the number of shares of ARC Common Stock covered thereby multiplied by (ii) the Merger Consideration, less applicable Taxes and authorized deductions.

The foregoing description of the Merger and the Merger Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 28, 2024 and incorporated by reference into this Item 2.01, as amended by the Merger Agreement Amendment, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 11, 2024 and incorporated by reference into this Item 2.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.01.

In connection with the closing of the Merger, the Company notified the New York Stock Exchange (“NYSE”) of its intent to remove the Company Common Stock from listing on the NYSE and requested that the NYSE (i) suspend trading of the Company Common Stock on the NYSE prior to the opening of trading on November 22, 2024 and (ii) file a Notification of Removal from Listing and/or Registration on Form 25 with the SEC to delist and deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company intends to file with the SEC a Form 15 under the Exchange Act requesting the deregistration of the Company’s securities and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01, Item 3.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth under Item 1.01, 2.01, Item 3.01 and Item 5.02 is incorporated herein by reference.

As a result of the transactions contemplated by the Merger Agreement, including the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent. The total amount of consideration payable at the closing of the Merger to the Company’s equityholders in connection with the Merger was approximately $240 million. The funds used by Parent and Merger Sub to consummate the Merger and complete the related transactions contemplated by the Merger Agreement came from the proceeds received pursuant to Credit Agreement and the proceeds from equity investments of $5.5 million from each of Kumarakulasingam Suriyakumar and Sujeewa Sean Pathiratne.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Items 2.01 and 5.01 is incorporated by reference into this Item 5.02. Pursuant to the Merger Agreement, on November 22, 2024, at the Effective Time, each of Tracey Luttrell, Bradford L. Brooks, Cheryl Cook, Mark W. Mealy and Kumarakulasingam Suriyakumar submitted his or her resignation from the board of directors of the Company (the “Board”) and from all committees of the Board on which such director served.

At the Effective Time, Kumarakulasingam Suriyakumar resigned as Chief Executive Officer of the Company and Tracey Luttrell resigned as Corporate Secretary of the Company. At the Effective Time, Dilantha Wijesuriya was appointed as President and Chief Operating Officer, Jorge Avalos was appointed as Treasurer, Secretary and Chief Financial Officer and Rahul K. Roy was appointed as Chief Technology Officer, each, of the Surviving Corporation.

Pursuant to the Merger Agreement, effective as of the Effective Time, each of Sujeewa Sean Pathiratne, Dilantha Wijesuriya and Jorge Avalos, comprising all of the members of the board of directors of Merger Sub as of immediately prior to the Effective Time, became a member of the Company’s board of directors.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference.

At the Effective Time, (i) the Company’s Restated Certificate of Incorporation was amended and restated in its entirety and (ii) the Company’s Third Amended and Restated Bylaws were amended and restated in their entirety, each in accordance with the terms of the Merger Agreement.

Copies of the Amended and Restated Certificate of Incorporation of the Company and the Fourth Amended and Restated Bylaws of the Company are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*
Agreement and Plan of Merger dated August 27, 2024, by and among Parent, Merger Sub and the Company (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on August 28, 2024)

2.2
Amendment No. 1 to Agreement and Plan of Merger dated September 10, 2024, by and among Parent, Merger Sub and the Company (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on September 11, 2024)

3.1	Amended and Restated Certificate of Incorporation of ARC Document Solutions, Inc.
3.2	Fourth Amended and Restated Bylaws of ARC Document Solutions, Inc.
10.1**
Credit Agreement, dated as of 22, 2024, by and among the Company, TechPrint Holdings, LLC, ARC Document Solutions, LLC, U.S. Bank National Association, as administrative agent, L/C issuer, and swing line lender, BMO Harris Bank N.A. as syndication agent, and the lenders and other parties thereto

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

* Certain schedules, annexes and exhibits to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules, annexes and exhibits to the U.S. Securities and Exchange Commission upon request.
** Certain schedules, annexes and exhibits to the Credit Agreement have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The registrant will furnish copies of any such schedules, annexes and exhibits to the U.S. Securities and Exchange Commission upon request; provided, however, that the registrant may request confidential treatment for any document so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC Document Solutions, Inc.

Date: November 22, 2024

	By:	/s/ Tracey Luttrell
		Name:	Tracey Luttrell
		Title:	Corporate Counsel and Corporate Secretary